EXHIBIT 10.04

OEM AGREEMENT

This agreement effective this _________ day of________, 19__ is by and between FHP MANUFACTURING DIVISION of Harrow Products, Inc. (FHP) with its principal place of business at 601 N.W. 65th Court, Fort Lauderdale, Florida 33309 and_________________________________ having its principal place of business at _______________ in the State of _____________.

WHEREAS, FHP manufactures and sells certain equipment known as Water Source Heat Pump Units and Accessories (Equipment) and is willing to sell the Equipment to_____________ for the purpose of resale; and ________________is willing to purchase the Equipment for the purpose of resale to its customers; the parties agree as follows:

         I. Agreement to Sell.________________________agrees to purchase from FHP, and FHP agrees to sell the Equipment described in Exhibit A, attached hereto.

         2. Price. Prices to be paid to FHP are set forth in Exhibit A hereto. The prices for the Equipment shall be firm for a period of three (3) months. FHP may increase the prices upon sixty (60) days written notice to
_______________________.

         3. Orders and Scheduling. All orders with immediate release for production and shipment shall be forwarded to FHP with the required shipping date adequately noted. All orders shall be subject to the provisions of this Agreement and no conflicting or additional terms or conditions shall apply.

         4. Payment and Shipping. All Equipment shall be shipped F.O.B. factory, freight prepaid to destination as stated in order, and FHP's delivery to the carrier shall be deemed delivery to ________________. After shipment, FHP shall send its invoices for Equipment and for the prepaid freight to ________________, stating the total purchase price of the Equipment shipped, and any sales, use or excise tax applicable to the sale. Each invoice shall be paid to FHP on, or before the l5th day of the month following, for the previous month's shipments.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                PAGE  103 OF 103


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         5. Warranty and Indemnity. FHP warrants that the Equipment shall be free from defects in material and workmanship under normal use and service for a period of one (I) year. The effective date of this warranty shall be the completion of installation of Equipment or sixty (60) days from the actual shipment of the Equipment from the factory, whichever is earlier. The warranty does not include the air filter.
The warranty obligates FHP to replace, free of charge, any part or parts that show evidence of being defective in material and workmanship and are deemed so defective by authorized personnel of FHP. The part must be returned for replacement with the proper information as required. FHP assumes no obligation for labor required to replace the defective part or parts nor for freight or postage required to return or to secure the part. Warranty does not include breakage or rupture of water tubing and/or water condenser coil when subjected to freezing temperatures. The warranty is a limited warranty, parts only. This warranty is in lieu of any other warranties, express or implied, including any implied or merchantability or fitness for particular purpose.

FHP agrees to hold harmless ____________, its agents, officers, directors, and employees from and against any claims, demands, expenses, or suits which may be brought against any of the indemnified parties hereunder for personal injury or death, or damage to tangible property other than the Equipment, resulting from FHP's defective design or manufacture of the Equipment.

         6. Product Changes> FHP reserves the right from time to time, at its discretion, to change, modify or discontinue production or delivery of the Equipment. FHP shall give ______________________ written notice of any product change, modification or discontinue of production of Equipment at least ninety
(90) days in advance of such action.

         7. Trademarks . ______________________ shall not use any trademarks or tradenames owned by FHP in connection with the resale of Equipment

         8. Inability to Perform. FHP shall be excused from any delay or failure in performance hereunder caused by labor disputes, governmental requirements, Acts of God, inability to secure materials or transportation facilities, and other causes beyond FHP's control. If any such cause should continue for more than ninety (90) days, ________________________________ shall have the right, upon written notice to FHP, to terminate this agreement.

         9. Nature of this Agreement Nothing in this agreement shall restrict FHP's right to sell Equipment to others.

         10. Termination. This agreement may be terminated by either party without cause upon sixty (60) days' written notice to the other party. Upon termination of this agreement, both parties shall fulfill all outstanding obligations incurred prior to the date of termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


                                         DeMarco Energy Systems of America, Inc.

Date:     March 2, 1999                  By:/S/ Victor M. DeMarco
     -----------------------------          -------------------------------
                                            Victor M. DeMarco


                                         FHP MANUFACTURING DIVISION,
                                         Harrow Products, Inc.

Date:     March 2, 1999                  By:/S/ Chris Smith
     -----------------------------          -------------------------------
                                            Chris Smith, VP Sales/Marketing


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                PAGE  104 OF 104